UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2011

WELLS CORE OFFICE INCOME REIT, INC.

(Exact name of registrant specified in its charter)

Maryland	000-54248	26-0500668
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

6200 The Corners Parkway

Norcross, Georgia 30092-3365

(Address of principal executive offices)

Registrant’s telephone number, including area code: (770) 449-7800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On February 17, 2011, the board of directors of Wells Core Office Income REIT, Inc. (the “Registrant”) approved an amendment to the advisory agreement between the Registrant and Wells Core Office Income REIT Advisory Services, LLC (formerly known as Wells Real Estate Advisory Services III, LLC) (the “Advisor”). The amendment reduces the disposition fee paid to the Advisor, upon the provision of a substantial amount of services in connection with the sale of one of the Registrant’s assets, from 3.0% to 1.0% of the sales price of each asset sold.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 17, 2011, the Registrant’s board of directors approved an amendment to the Registrant’s bylaws that prohibits the Registrant from buying real estate assets from (or selling real estate assets to) the Registrant’s advisor or any of its affiliates. Additionally, the board of directors resolved to recommend that the Registrant’s stockholders approve a similar amendment to the Registrant’s charter at the 2011 annual stockholders meeting.

Item 9.01.  Financial Statements and Exhibits

3.2	Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS CORE OFFICE INCOME REIT, INC.

Dated: February 22, 2011	By:	/s/ Douglas P. Williams
Douglas P. Williams
Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description

Ex. 3.2	Amended and Restated Bylaws